As filed with the Securities and Exchange Commission on July 3, 2014

Registration No. 333-196939

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in charter)

Delaware	03-0567133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2500

Denver, Colorado 80202

(303) 633-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael S. Richards, Esq.

Vice President & General Counsel

370 17th Street, Suite 2500

Denver, Colorado 80202

(303) 633-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lucy Stark, Esq.

Scott A. Berdan, Esq.

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, Colorado 80202

(303) 295-8000

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 1 is being filed for the purpose of filing an updated opinion regarding legality by (Exhibit 5.1) and consent of (Exhibit 23.3) Holland & Hart LLP to the registration statement on Form S-3 (Commission File No. 333-196939). No changes are being made to Part I or Part II of the registration statement.

Item 16.	Exhibits.

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

5.1*	Opinion of Holland & Hart LLP as to the legality of the common units being registered.

8.1**	Opinion of Holland & Hart LLP relating to tax matters.

23.1**	Consent of Deloitte & Touche LLP related to their report on (i) DCP Midstream Partners, LP’s Consolidated Financial Statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 (incorporated by reference to DCP Midstream Partners, LP’s Current Report on Form 8-K dated June 13, 2014 (File No. 001-32678)), and (ii) the effectiveness of DCP Midstream Partners, LP’s internal control over financial reporting as of December 31, 2013 (incorporated by reference to DCP Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 26, 2014 (File No. 001-32678)).

23.2**	Consent of Deloitte & Touche LLP on (i) the DCP Southern Hills Pipeline, LLC Financial Statements as of and for the years ended December 31, 2013 and 2012, and for the period from inception (June 21, 2011) to December 31, 2011; and (ii) the DCP Sand Hills Pipeline, LLC Financial Statements as of and for the years ended December 31, 2013 and 2012, and for the period from inception (February 2, 2011) to December 31, 2011.

23.3*	Consent of Holland & Hart LLP (contained in Exhibit 5.1 hereto).

23.4**	Consent of Holland & Hart LLP (contained in Exhibit 8.1 hereto).

24.1**	Power of Attorney (contained on the signature page hereto).

*	Filed herewith.
**	Previously filed.
†	To be filed as an exhibit to a current report on Form 8-K in connection with a specific offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 3, 2014.

DCP MIDSTREAM PARTNERS, LP,

By:	DCP MIDSTREAM GP, LP, its general partner

By:	DCP MIDSTREAM GP, LLC, its general partner

By:	*
Wouter T. van Kempen
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

* Wouter T. van Kempen	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 3, 2014

* William S. Waldheim	President and Director	July 3, 2014

* Sean P. O’Brien	Group Vice President and Chief Financial Officer (Principal Financial Officer)	July 3, 2014

* Richard A. Loving	Vice President and Controller (Principal Accounting Officer)	July 3, 2014

* Paul F. Ferguson, Jr.	Director	July 3, 2014

* R. Mark Fiedorek	Director	July 3, 2014

* Alan Harris	Director	July 3, 2014

* Frank A. McPherson	Director	July 3, 2014

* Thomas C. Morris	Director	July 3, 2014

Signature	Title	Date

* Stephen R. Springer	Director	July 3, 2014

* Andy Viens	Director	July 3, 2014

* Brian R. Wenzel	Director	July 3, 2014

*By:	/s/ Michael S. Richards
Michael S. Richards
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

5.1*	Opinion of Holland & Hart LLP as to the legality of the common units being registered.

8.1**	Opinion of Holland & Hart LLP relating to tax matters.

23.1**	Consent of Deloitte & Touche LLP related to their report on (i) DCP Midstream Partners, LP’s Consolidated Financial Statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 (incorporated by reference to DCP Midstream Partners, LP’s Current Report on Form 8-K dated June 13, 2014 (File No. 001-32678)), and (ii) the effectiveness of DCP Midstream Partners, LP’s internal control over financial reporting as of December 31, 2013 (incorporated by reference to DCP Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 26, 2014 (File No. 001-32678)).

23.2**	Consent of Deloitte & Touche LLP on (i) the DCP Southern Hills Pipeline, LLC Financial Statements as of and for the years ended December 31, 2013 and 2012, and for the period from inception (June 21, 2011) to December 31, 2011; and (ii) the DCP Sand Hills Pipeline, LLC Financial Statements as of and for the years ended December 31, 2013 and 2012, and for the period from inception (February 2, 2011) to December 31, 2011.

23.3*	Consent of Holland & Hart LLP (contained in Exhibit 5.1 hereto).

23.4**	Consent of Holland & Hart LLP (contained in Exhibit 8.1 hereto).

24.1**	Power of Attorney (contained on the signature page hereto).

*	Filed herewith.
**	Previously filed.
†	To be filed as an exhibit to a current report on Form 8-K in connection with a specific offering.